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                                                                       EXHIBIT 1


                       DRANSFIELD CHINA PAPER CORPORATION

                           BROKER'S AGENCY AGREEMENT


Dear Sirs:

                 1. Dransfield China Paper Corporation (the "Company") is offering for sale 150,000 shares of Common Stock ("the Shares") at $5.00 a Share. The offering is a public offering and is being registered on a Form F-1 with the Securities and Exchange Commission and by coordination in Iowa, Missouri, Georgia, Oklahoma, and, possibly, other states.

                 2. The Company proposes to sell the Shares both directly to purchasers and through broker-dealers who are registered with the Securities and Exchange Commission ("the Commission") as broker-dealers under the Securities Exchange Act of 1934 ("the 1934 Act") and are members in good standing with the National Association of Securities Dealers, Inc. ("NASD"). The Shares are to be offered at a price of $5.00 a Share. Participating broker-dealers will be entitled to receive commissions equal to 5% of the proceeds of Shares sold through them and no other compensation or reimbursement of expenses. The Shares will be offered for a period of 60 days, which period may be extended an additional 60 days in the discretion of the Company.

                 3. The Company solicits your firm to participate in this offering, as an agent, on the terms and conditions set forth in the enclosed Form F-1 and set forth herein.

                 4. The Company agrees to indemnify and hold harmless each participating broker-dealer and each person who controls each participating broker-dealer within the meaning of Section 15 of the Securities Act of 1933, and each participating broker-dealer agrees to indemnify and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act of 1933 or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar (i) with respect to the Company's indemnification of the participating broker-dealers and their controlling persons, as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the





                                                                       Exhibit 1
                                                               Page 1 of 3 Pages
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Form F-1, any amendment thereto, other written materials furnished by the
Company specifically for use in connection with the sale of the Shares, or any application or other document filed in order to qualify the Shares under the Blue Sky Laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date of the prospectus or any amendment to it, and (ii) with respect to the participating broker-dealers' indemnification of the Company and its controlling persons, such indemnification shall be the same except it shall be limited to the extent that such statement or omission was made in reliance upon information peculiarly within the participating broker- dealers' knowledge and is furnished in writing to the Company or to the extent that such statements were made by the participating broker-dealers or their agents and were not authorized by the prospectus or other written materials furnished by the Company specifically for use in connection with the sale of the Shares.

                 5. The participating broker-dealers will not make use of any written materials other than the prospectus or other written materials furnished by the Company to the participating broker-dealers specifically for use in connection with the sale of the Shares.

                 6. Nothing contained herein shall be deemed to be a commitment on the part of any participating broker-dealer to sell any of the Shares.

                 7. You represent that (i) you are a member in good standing of the National Association of Securities Dealers and are registered as a broker-dealer with the Securities and Exchange Commission, (ii) that all money received from the sale of the securities shall be promptly transmitted to the Company in accordance with Rule 15c2-4 of the S.E.C., (iii) that because the offering is subject to no contingency, such as an "all-or-none" offering or any other contingency whereby all or part of the consideration paid for the Shares would be refunded to the purchaser, no representations shall be made to the effect that any such contingency exists, all in accordance with Rule 10b-9 of the SEC, (iv) that you will comply with Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules, (v) that neither you nor any of your associated or affiliated persons has acquired any unregistered securities of the Company, and
(vi) that there is no contractual or other relationship between you and the Company other than this agreement.

                 10.      This agreement may be executed in counterpart.





                                                                       Exhibit 1
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                                        Very truly yours,

                                        DRANSFIELD CHINA PAPER CORPORATION




                                        By /s/ Horace Yao
                                           ------------------------------------
                                           Horace Yao, Chief Executive Officer


         The undersigned hereby agrees to act as an agent of the issuer, in the public offering of the Shares described above, in accordance with the terms and conditions set forth above and in the prospectus. The representations set forth in paragraph 7 above are true. No commitment is given that any of the securities offered by the Company will be sold by the undersigned.


                                       BIRCHTREE FINANCIAL SERVICES, INC.



Date May 27, 1997                      By /s/ Randy Burch
                                          -------------------------------------
                                          Randy Burch, President





                                                                      Exhibit 1
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